UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 5, 2006

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Effective January 5, 2006, the Board of Directors (the “Board”) of Westinghouse Air Brake Technologies Corporation (the “Company”) approved certain changes to the Company’s By-laws to eliminate some of the provisions that granted Board representation to certain former stockholders and members of management, and to reflect other corporate governance changes. The changes to the By-laws include:

Article II – Meetings of Stockholders

•	Eliminated from Section 2 the requirement that Directors be elected in accordance with the provisions of that certain Amended and Restated Stockholders Agreement dated as of March 4, 1997 (the “Stockholders Agreement”). Directors are now elected according to the provisions of the By-laws only.

Article III – Directors

•	Section 1 was amended to incorporate the current classified board structure of three classes of directors for three years terms.

•	Eliminated from Section 1 the exclusive right of the Chairman of the Board to select members to serve on the Nominating Committee.

•	Eliminated from Section 1 provisions related to the Stockholders Agreement that was terminated, including the requirement that certain individuals such as the Chief Executive Officer of the Company, another executive officer of the Company, at least three individuals who are not employees of the Company or its subsidiaries, one individual designated by Vestar Equity Partners, L.P. one individual designated by William E. Kassling, one individual designated by Harvard Private Capital Holdings, Inc., and Emilio A. Fernandez be nominated for election to the Board. Section 1 now provides that the Nominating and Corporate Governance Committee shall nominate, subject to certain requirements, William E. Kassling and Emilio A. Fernandez for election to the Board.

•	Eliminated from Section 2 the provision that William E. Kassling shall continue to be the Chief Executive Officer and shall continue to serve as such until replaced by the Board in accordance with the provisions of any employment agreement.

•	Revised Section 7 to provide that each committee of the Board shall consist of two, rather than one, Director of the Company. Added provision that a majority of members of any committee then in office shall constitute a quorum and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, the meeting may be adjourned.

The foregoing summary of such amendments is qualified in its entirety by reference to the complete text of the Company’s By-laws, as amended and restated effective January 6, 2006, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
3.1	Westinghouse Air Brake Technologies Corporation Amended and Restated By-laws as of January 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date:	January 6, 2006

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Westinghouse Air Brake Technologies Corporation Amended and Restated By-laws as of January 5, 2006.	Filed herewith.